Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of NTS, Inc. of our report dated March 21, 2013, relating to the consolidated financial statements as of December 31, 2012 and 2011 and for the years then ended, appearing in NTS, Inc.'s annual report on Form 10-K for the year ended December 31, 2012, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
July 2, 2013